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EXHIBIT 10.32: CONSULTING AGREEMENT BETWEEN THE COMPANY AND ROBERT M. WILSON

CONSULTING AGREEMENT AND GENERAL RELEASE


         THIS CONSULTING AGREEMENT AND GENERAL RELEASE ("Agreement") is made and entered into as of January 6, 1997 by and between Robert M. Wilson ("Wilson") and Children's Wonderland, Inc., a California corporation (the "Company").

RECITALS

A. Wilson is currently an officer (President and Chief Financial Officer), employee and a member of the Board of Directors of the Company.

B. Wilson and the Company are parties to an Employment Agreement dated as of June 1, 1995 which provides for the employment of Wilson by the Company for a term that expires May 31, 1998, subject to earlier termination as provided therein (the "Employment Agreement").

C. Wilson has resigned as an officer of the Company effective January 6, 1997.

D. Wilson has agreed to resign as an employee of the Company (but not as a member of the Board of Directors) on the terms set forth in this Agreement.

E. Wilson and the Company have agreed that Wilson shall serve as a consultant to the Company on the terms set forth in this Agreement.

F. Wilson has agreed to give the Company and its officers, directors, employees and agents a general release of liability on the terms set forth in this Agreement.

AGREEMENT

           IN WITNESS WHEREOF, Wilson and the Company have agreed as follows:

 1. RESIGNATIONS.

           Wilson hereby resigns as an employee of the Company on the Effective Date (defined in Section 21, below). Wilson does not resign as a member of the Board of Directors of the Company.

 2. PAYMENTS BY THE COMPANY.

           On the Effective Date, Wilson shall be paid (a) his accrued salary through the Effective Date (based on an annual salary rate of $98,000 per year, less necessary withholding and payroll taxes), (b) his accrued unused vacation pay, and (c) his outstanding unreimbursed out-of-pocket expenses incurred in connection with the Company's business.




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 3. BONUS PAY

           Wilson is not entitled to any bonus or incentive compensation that has not already been paid to him. Nonetheless, as consideration for Wilson's agreements made in this Agreement, including Sections 1, 5, and 6 of this Agreement, the Company shall pay to Wilson a bonus for his service as an employee and officer in the amount of $25,000, as follows: (a) $5,000 shall be paid on the date the parties execute this Agreement and (b) the balance of $20,000 shall be paid within 45 days thereafter.

 4. COBRA

           Wilson is eligible to elect continuation of medical and related insurance coverage for himself and his dependents under the Comprehensive Omnibus Budget Reconciliation Act (COBRA) at Wilson's expense in accordance with its terms.

 5. GENERAL RELEASE.

           As a material provision of this Agreement, Wilson for himself, his heirs and assigns, hereby releases and forever discharges the Company and each and all of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives and attorneys, from any and all claims, liabilities, demands, rights and interests of whatsoever kind and character, known or unknown, including, but not limited to, those arising or attributable from Wilson's employment with the Company to the date of this Agreement and the termination of that employment, including claims for breach of contract, breach of implied covenant, breach of oral or written promise, wrongful termination, race, aged, sex, national origin, physical handicap, medical condition or other discrimination, including any claims under the federal Age Discrimination in Employment Act of 1967 or the Americans With Disabilities Act and their state law counterparts.

 6. KNOWING AND VOLUNTARY WAIVER.

           Wilson expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California (as well as any similar statue under any applicable jurisdiction), and does so understanding and acknowledging the significance of such specific waiver of
Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

 7. TERMINATION OF THE EMPLOYMENT AGREEMENT.

           This Agreement supersedes and terminates any and all rights and claims he may or later have under the Employment Agreement which is hereby terminated, with the exception of Paragraph 9 thereof.
Paragraph 9 reads in full as follows:

                "9. INDEMNIFICATION BY EMPLOYER. Employer shall, to the maximum extent permitted by law, indemnify and hold Executive [Wilson] harmless against expenses, including reasonable attorney's fees judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of Executive's employment by Employer. Employer shall advance to Executive any expense incurred in defending any such proceeding to the maximum extent permitted by law."




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 8. CONSULTING ASSIGNMENT

         As additional consideration for Wilson's agreements made in this Agreement, including Sections 1, 5, and 6 of this Agreement, on the Effective Date, the Company agrees to engage Wilson as a consultant and Wilson agrees to act as a consultant for the Company.

 9. CONSULTING DUTIES.

           Wilson's duties as a consultant will be to seek out, analyze and negotiate acquisitions. Wilson will also carry out other duties as assigned to him by the President and/or CEO of the Company. Wilson shall have no authority to enter into any agreement on behalf of the Company.

10. TIME COMMITMENT BY WILSON

           Wilson will devote the time necessary to carry out his duties as a consultant to the Company. Subject to this commitment, Wilson may engage in other business pursuits.

11. TERM OF  CONSULTING ASSIGNMENT.

           The term of Wilson's consulting assignment shall be two years from the Effective Date, subject to earlier termination by the Company or Wilson, for any reason whatsoever, with or without cause, on or after the first twelve-month anniversary of the Effective Date on three month's written notice to the other given on or after the first nine-month anniversary of the Effective Date.

12. CONSULTING FEE

           For his services as a consultant, the Company shall pay Wilson a consulting fee of $9,000 per month. The consulting fee shall be payable in advance on the first day of the month and shall be delinquent on the 10th day of the month. Wilson will invoice the Company for the consulting fee due him. The consulting fee for any partial month shall be prorated.

13. FINDER'S FEE

           In addition to his consulting fee, the Company shall pay Wilson a finder's fee for business acquisitions completed by the Company during the term of the Consulting Agreement for those businesses that Wilson identifies and (with the agreement of the Company) negotiates with on behalf of the Company, or business acquisitions identified by others but which the Company assigns to Wilson to analyze and negotiate. Wilson is not entitled to a finder's fee for the Company's acquisition of Pacifica Manor & Senior Home Care .

14. CALCULATION OF FINDER'S FEE

           The finder's fee under Section 13 shall equal 2% of the first $500,000 of consideration (cash, stock, notes, etc.) paid by the Company for the net assets of the acquired business (assets acquired less liabilities assumed) and 1% of any excess over $500,000. If Wilson identifies the acquired business himself and no other broker or finder is involved on behalf of the Company, the finder's fee under Section 13 shall equal 2% of the first $1,000,000 of consideration (cash, stock, notes, etc.) paid by the Company for the net assets of the acquired business (assets acquired less liabilities assumed) and 1% of any excess over $1,000,000. No fee shall be paid with respect to the acquisition of the Company by a third party.




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15. STOCK OPTION

           The Incentive Stock Option Agreement dated June 1, 1995 between the Company and Wilson shall remain in effect and may be exercised by Wilson until the second anniversary of the Effective Date, when the stock option shall expire. The stock option shall be exercisable whether or not this Agreement has terminated early pursuant to Section 11.

16. DISCLOSURE OF CONFIDENTIAL INFORMATION AND TRADE SECRETS PROHIBITED.

           In the course of his employment with the Company and during the course of consulting for the Company, Wilson has had and will have access to confidential information and trade secrets relating to the Company's business. Confidential information includes but is not limited to inventions, processes, designs, improvements, programs, specifications, techniques, data relating to creation, manufacture and marketing of any service or service concept, customer and prospective customer names and addresses, sales records, vendor names and addresses, financial data, information concerning possible acquisitions or business combinations, expansion plans, information provided by third parties that the Company is required to keep confidential, and any other proprietary information of the Company (unless such information is lawfully obtainable from other sources). Except (a) as required in the course of his engagement by the Company as a consultant and in furtherance of the Company's best interests, (b) is required by applicable law, (c) authorized by the Company, Wilson will not, without the Company's prior written consent, either during the term of this Agreement or for five years after termination of this Agreement, directly or indirectly disclose to any person or entity any such confidential information or trade secrets.

17. ARBITRATION.

           All claims of any type between Wilson and the Company (including any claims against any of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives and attorneys) including but not limited to any claims arising out of or in any way related to this Agreement or any successor agreement (written, oral or implied) and claims concerning its interpretation, validity, enforceability or breach, shall be settled and finally determined by one arbitrator in Los Angles County, California in accordance with the Model Employee Dispute Procedures of the American Arbitration Association and judgment by the arbitrator may be entered in any court having jurisdiction thereof. The agreement to arbitrate includes any claims for breach of contract, wrongful termination, discrimination of any type and all other claims of any type to the maximum extent permissible.

18. CALIFORNIA LAW.

           This Agreement is to be interpreted pursuant to California substantive law.

19. INVALID PROVISIONS.

           Should any portion of this Agreement for any reason be declared invalid, the validity and binding effect of any remaining portion shall not be affected, and the remaining portion of this Agreement shall remain in full force and effect as if this Agreement had been executed with the invalid provision eliminated.




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20. ENTIRE AGREEMENT.

           This Agreement contains the entire agreement between the parties with respect to the legal relationship of the parties and supersedes all prior and contemporaneous agreements, representations and understanding of the parties. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by both parties.

21. WAITING PERIOD AND RIGHT OF REVOCATION.

        (a) WILSON ACKNOWLEDGES THAT HE IS HEREBY ADVISED THAT HE HAS THE RIGHT TO CONSIDER THE AGREEMENT FOR TWENTY-ONE DAYS BEFORE SIGNING IT AND THAT IF HE SIGNS THIS AGREEMENT PRIOR TO THE EXPIRATION OF TWENTY-ONE DAYS, HE IS WAIVING THIS RIGHT FREELY AND VOLUNTARILY.

        (b) HE ALSO ACKNOWLEDGES THAT HE IS HEREBY ADVISED OF HIS RIGHT TO REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT AND THAT IT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED. THE "EFFECTIVE DATE" IS THE DATE THE REVOCATION PERIOD EXPIRES. TO REVOKE THIS AGREEMENT, HE MUST NOTIFY THE COMPANY WITHIN SEVEN DAYS OF EXECUTING IT.

        (c) IF WILSON REVOKES THIS AGREEMENT, HE WILL RETURN THE INITIAL BONUS PAYMENT PROVIDED FOR IN SECTION 3.

22. ATTORNEY ADVICE.

           WILSON ACKNOWLEDGES THAT HE IS AWARE OF HIS RIGHT TO CONSULT AN ATTORNEY, THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT, AND THAT HE HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY.

23. UNDERSTANDING OF AGREEMENT

           Wilson states that he has carefully read this Agreement, that he fully understands its final and binding effect, that the only promises made to him to sign this Agreement are those stated above, and he is signing this Agreement voluntarily.




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         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below as of the date first above written.



CHILDREN'S WONDERLAND, INC
a California Corporation

By:
   --------------------------------           -----------------------------
An Authorized Officer                         Robert M. Wilson



Date of Execution: __________, 1997           Date of Execution: _________, 1997




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